EXHIBIT 4.10

                              INVESTMENT AGREEMENT

                  INVESTMENT AGREEMENT, dated as of July 17, 1998, between MEDIC COMPUTER SYSTEMS, INC., a North Carolina corporation ("Medic"; and together with its affiliates, the "Investor"), and MEDE AMERICA CORPORATION, a Delaware corporation (the "Issuer"). Capitalized terms are defined in the text or in
Section 6.7, and a cross-reference table of defined terms is provided immediately preceding the signature page hereto.

                                    RECITALS

                  WHEREAS,  the Issuer  desires that the Investor  enter into an
ongoing   commercial   relationship  with  the  Issuer  and  that  the  Investor
participate in the development of the Issuer's business on an ongoing basis.

                  WHEREAS, the Issuer wishes to issue to the Investor, and the Investor wishes to accept, the Warrant.

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                          ISSUANCE OF WARRANTS; CLOSING

                  1.1. Investment. Upon the terms set forth in this Agreement, and in reliance upon the representations and warranties contained herein, the Issuer is issuing to the Investor, and the Investor is accepting from the Issuer, the Warrant (the "Issuance").

                  1.2. Closing. Subject to the terms and conditions of this Agreement, the closing of the Issuance (the "Closing") is taking place concurrently with the execution and delivery hereof at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York. The date on which the Closing is occurring is hereinafter referred to as the "Closing Date".

                  1.3. Deliveries at Closing. At the Closing, (a) the Investor is delivering to the Issuer the Registration Rights Agreement duly executed and any certificates or other instruments required by this Agreement, and (b) the Issuer is delivering to the Investor (i) a duly executed Warrant, registered in the name of the Investor, (ii) the Registration Rights Agreement duly executed and (iii) any other certificates or other instruments required by this Agreement. The Stockholders Agreement has been, or concurrently herewith is being, executed and delivered by the parties thereto.

                                   ARTICLE II

                          REPRESENTATIONS OF THE ISSUER

                  The Issuer hereby represents and warrants to the Investor as follows:

                  2.1. Corporate Organization. The Issuer is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

                  2.2.  Authorization; Validity.

                  (a) The Issuer has the corporate power and authority to execute, deliver and perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Other Agreements, and has taken all necessary corporate action to authorize the execution, delivery and performance by the Issuer of, and consummation by the Issuer of the transactions contemplated by, this Agreement and the Other Agreements. This Agreement and the Other Agreements have been duly and validly executed and delivered by the Issuer, and this Agreement and the Other Agreements constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws and to general principles of equity, and, in the case of the Registration Rights Agreement, except as rights to indemnity or contribution thereunder may be limited by law or public policy.

                  (b) The issuance, sale and delivery of the Warrant in accordance with this Agreement and the issuance, sale and delivery of Shares upon exercise of the Warrant have been duly authorized by all requisite corporate action on the part of the Issuer, and, when issued, sold and delivered in accordance with this Agreement or the Warrant, as applicable, will be duly and validly issued and, in the case of the Shares, fully paid and nonassessable, and such issuance, sale and delivery will not give rise to any preemptive rights on the part of any person.

                  2.3.  No  Violation.  Neither  the  execution,   delivery  nor
performance by the Issuer of this Agreement and the Other Agreements, nor compliance by the Issuer with the terms and provisions hereof and thereof, nor the consummation by the Issuer of the transactions contemplated herein or therein, will (a) contravene any applicable provision of any law, statute, rule or regulation. or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (b) conflict with or result in any material breach of any term, covenant, condition or other provision of, or constitute a material default under the terms of any contractual obligation to which the Issuer is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (c) violate or conflict with any provision of the constituent documents of the Issuer.

                  2.4. Registration Statement. The Registration Statement on Form S-1 of the Issuer (No. 333-55977) (the "Registration Statement") does not, in the form filed with the Securities and Exchange Commission (the "SEC") as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that no representation is being made hereby as to the disclosure in the Registration Statement regarding the transactions contemplated by this Agreement, the Other Agreements, the Stockholders Agreement or the Transaction Processing Agreement.

                                   ARTICLE III

                         REPRESENTATIONS OF THE INVESTOR

                  The Investor represents and warrants to the Issuer as follows:

                  3.1. Organization. The Investor is duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  3.2. Authorization; Validity. The Investor has full power and authority to execute, deliver and perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Registration Rights Agreement. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by the Investor. This Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by the Investor, and this Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws and to general principles of equity, and, in the case of the Registration Rights Agreement, except as rights to indemnity or contribution thereunder may be limited by law or public policy.

                  3.3. No Violation. Neither the execution, delivery nor performance by the Investor of this Agreement or the Registration Rights Agreement, nor compliance by the Investor with the terms and provisions hereof and thereof, nor the consummation by the Investor of the transactions contemplated herein or therein, will (a) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (b) conflict with or result in any material breach of any term, covenant, condition or other provision of, or constitute a material default under, the terms of any contractual obligation to which the Investor is a party or by which the Investor or any of its properties or assets are bound or to which the Investor may be subject, or (c) violate or conflict with any provision of the constituent documents of the Investor.

                  3.4.  Investment Representations, Etc.

                  (a) Purchase for Investment. The Warrant being acquired by the Investor pursuant to this Agreement and the Shares to be purchased by the Investor upon exercise of the Warrant is being and will be acquired for investment only and not with a view to any public distribution thereof in violation of any of the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations thereunder.

                  (b) Securities Not Registered. The Investor understands that the Warrant and the Shares to be purchased upon exercise of the Warrant have not been registered under the Securities Act in reliance upon exemptions contained in the Securities Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Securities Act.

                  (c) Sophistication. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Warrant and the Shares to be purchased upon exercise of the Warrant, and the Investor understands and is able to bear any economic risks associated with such investment (including the necessity of holding such securities for an indefinite period of time, inasmuch as such securities have not been, and may not in the foreseeable future be, registered under the Securities Act), including the risk of the loss of the Investor's entire investment in the Warrant and the Shares to be purchased upon exercise of the Warrant.

                  (d) Legends. The Investor understands and agrees that certificates representing the Warrant and the Shares to be purchased upon exercise of the Warrant will bear conspicuous legends in substantially the form set forth below (in addition to any other legend required by law):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

Notwithstanding the foregoing, the certificate(s) representing the Warrant or the Shares to be purchased upon exercise of the Warrant need not continue to bear such legend (and the Issuer agrees to cause such legend to be removed from such certificate(s) at the request of the holder thereof) if (i) the sale or other transfer of such securities referred to in such legend is in accordance with the provisions of Rule 144 under the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the effect that the Investor and any subsequent transferee (other than an affiliate of the Issuer) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                                   ARTICLE IV

                              BOARD REPRESENTATION

                  4.1. Board Membership. The Board of Directors of the Issuer (the "Board") shall take such action as is necessary to appoint to the Board, effective as of the earlier of the closing of the initial public offering of common stock of the Issuer and

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



March 31, 1999 (such earlier date, the "Appointment Date"), one person designated by the Investor (the "Investor Designee"). From the Appointment Date through the Termination Date, (a) the Issuer shall, upon the written request of the Investor, nominate and recommend to the holders of the Issuer's voting securities for election to the Board, one Investor Designee and (b) the Investor may require that an Investor Designee who is a member of the Board be removed and replaced by another Investor Designee, in which case, (i) if any action to effect the foregoing is required on the part of the holders of the Issuer's voting securities, the Issuer shall take the actions set forth in clause (a) above, and (ii) in the case of the replacement of an Investor Designee in connection with his death, resignation or removal, the Issuer, by action of the Board, shall cause a replacement Investor Designee to be appointed to the Board to fill the vacancy caused by such death, resignation or removal. Notwithstanding the foregoing, the Issuer shall not be required to take any action that would result in more than one Investor Designee being elected to the Board at the same time. For purposes of this Agreement, the "Termination Date" shall mean the earlier to occur of (x) the date on which the Investor collectively own less than seventy-five percent (75%) (based on the number of Shares owned plus the number of Shares subject to the Warrant) of the number of Shares subject to the Warrant on the Closing Date (subject to anti-dilution adjustments) and (y) the termination of the Transaction Processing Agreement.

                  4.2. Observer and Monitoring Rights. From and after the Appointment Date and until the Termination Date, the Issuer will permit a representative designated by the Investor to attend as an observer any meeting from which the Investor Designee will be absent. The Issuer may require that any representative designated pursuant to this Section 4.2 execute a confidentiality agreement in customary form and reasonably acceptable to such representative with respect to confidential information of the Issuer made available to such representative pursuant to this Section 4.2, which agreement shall include an acknowledgment of such representative that in such capacity such representative may obtain material non-public information concerning the Issuer, and, accordingly, will be subject to any applicable restrictions pursuant to Rule 10b-5 under the Securities Exchange Act of 1934, as amended, in connection with such representative's possession of such information. The Investor acknowledges that the provisions of this Section 4.2 shall not be construed to provide the Investor with the right to participate in meetings of the Board or to exercise any control over the affairs of the Issuer.

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



                                    ARTICLE V

                             TERMINATION; AMENDMENT

                  5.1. Termination. This Agreement may be terminated at any time by mutual written consent of the Investor and the Issuer.

                  5.2. Effect of Termination. If this Agreement is terminated pursuant to Section 5.1 hereof, this Agreement, except for the provisions of Sections 5.2, 6.1, 6.4 and 6.5, shall terminate, without any liability on the part of any party or its directors, officers or stockholders. Nothing herein shall relieve any party to this Agreement of liability for breach of this Agreement or prejudice the ability of the non-breaching party to seek damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                  5.3. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  6.1. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Issuer:                             If to the Investor:
Mede America Corporation                      Medic Computer Systems, Inc.
90 Merrick Avenue                             8601 Six Forks Road
Suite 501                                     Suite 300
East Meadow, New York 11554                   Raleigh, North Carolina 27615

Telephone:        (516) 542-4500              Telephone:        (919) 847-8102
Facsimile:        (516) 542-4508              Facsimile:         (919) 847-7110
Attention:        David M. Goldwin, Esq.      Attention:        Alan Winchester
                  General Counsel

With a copy to:                               With a copy to:

Reboul, MacMurray, Hewitt, Maynard & Kristol Misys plc
45 Rockefeller Plaza                         Burleigh House
New York, New York  10111                    Chapel Oak
Telephone:  (212) 841-5700                   Salford Priors, England
Facsimile:  (212) 841-5725                   Worcs WR11 5SH

Attention:  Mark J. Tannenbaum, Esq.

                                             Tel: 011 44 1386 871-373
                                             Fax: 011 44 1386 871-045
                                             Attention: Ross Graham

                                             and

                                             Debevoise & Plimpton
                                             875 Third Avenue
                                             New York, New York 10022
                                             Telephone: (212) 909-6000
                                             Facsimile: (212) 909-6836
                                             Attention: Paul H.Wilson, Jr., Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                  6.2. Assignment; Binding Effect; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party provided that Medic may assign its rights hereunder to an affiliate, but nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  6.3. Entire Agreement. This Agreement, the Registration Rights Agreement, the Warrant, and the Transaction Processing Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  6.4. Fees and Expenses. Each party will bear its own legal and other expenses with respect to this Agreement and the transactions contemplated hereby.

                  6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Each of the Issuer and the Investor hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

                  6.6. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  6.7. Interpretation; Certain Definitions. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the words "Subsidiary" and "affiliate" shall have the meanings ascribed thereto in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. The following terms shall have the following meanings ascribed to them:

                  "Other Agreements" means the Warrant and the Registration Rights Agreements.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Issuer and the Investor, in the form attached hereto as Exhibit A.

                  "Share" means a share of common stock of the Issuer, $0.01 par value per share.

                  "Stockholders Agreement" means the Stockholders Agreement between the Investor, Welsh, Carson, Anderson & Stowe V, L.P., Welsh Carson,

         Anderson & Stowe VI, L.P., WCAS Capital Partners II, L.P., William Blair Capital Parners V, L.P. and William Blair Leveraged Capital Fund Limited Partnership, dated as of the date hereof, in the form attached hereto as Exhibit B.

                  "Transaction   Processing  Agreement"  means  the  Transaction
         Processing Agreement between the Issuer and the Investor, dated as of the date hereof.

                  "Warrant" means the warrant issued by the Issuer to purchase 1,250,000 Shares, identical to the form attached hereto as Exhibit C.

                  6.8.  Severability.  Any term or provision  of this  Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  6.9.  Enforcement of Agreement.

                  (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (b) The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

                  6.10. Issuer  Acknowledgment.  The Issuer hereby  acknowledges that nothing in this Agreement, the Other Agreements, the Stockholders Agreement, the Transaction Processing Agreement or any other agreement contemplated hereby or thereby shall in any way restrict the right of the Investor from purchasing any securities of the Issuer from third parties, in the market, or otherwise.

                  6.11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an


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

original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.


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


                                   DEFINITIONS

         Defined Term                                        Section Reference
         ------------                                        -----------------

"Affiliate"                                                Section 6.7
 ---------
"Appointment Date"                                         Section 4.1
 ----------------
"Board"                                                    Section 4.1
 -----
"Closing"                                                  Section 1.2
 -------
"Closing Date"                                             Section 1.2
 ------------
"Investor"                                                 First Paragraph
 --------
"Investor Designee"                                        Section 4.1
 -----------------
"Issuance"                                                 Section 1.1
 --------
"Issuer"                                                   First Paragraph
 ------
"Medic"                                                    First Paragraph
 -----
"New York Courts"                                          Section 6.5
 ---------------
"Registration Rights Agreement"                            Section 6.7
 -----------------------------
"Registration Statement"                                   Section 2.4
 ----------------------
"Securities Act"                                           Section 3.4
 --------------
"SEC"                                                      Section 2.4
 ---
"Share"                                                    Section 6.7
 -----
"Software Development Agreement"                           Section 6.7
 ------------------------------
"Stockholder Agreement"                                    Section 6.7
 ---------------------
"Termination Date"                                         Section 4.1
 ----------------
"Transaction Processing Agreement"                         Section 6.7
 --------------------------------
"Warrant"                                                  Section 6.7
 -------

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


                  IN WITNESS WHEREOF, this Investment Agreement has been duly executed and delivered as of the day and year first written above.

                                              MEDIC COMPUTER SYSTEMS, INC.

                                              By:
                                                 ------------------------------
                                                    Name:
                                                    Title:

                                              MEDE AMERICA CORPORATION

                                              By:
                                                 ------------------------------
                                                    Name:
                                                    Title:

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